Exhibit 99.1

Investor Relations Contact:

Bob East, Westwicke

(443) 213-0500

Tivity@Westwicke.com

TIVITY HEALTH REPORTS FOURTH-QUARTER AND FISCAL YEAR 2019 RESULTS

———————————

REPORTS REVENUES OF APPROXIMATELY $273 MILLION FOR THE QUARTER AND $1.13 BILLION FOR THE YEAR

———————————

ANNOUNCES FINANCIAL GUIDANCE FOR 2020

NASHVILLE, Tenn. (February 19, 2020) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the fourth quarter and year ended December 31, 2019.

“Our fourth quarter and fiscal year results in our Healthcare segment reflect the inherent strength of our flagship brands SilverSneakers® and Prime® Fitness. We expect the Healthcare segment’s total revenue to grow at a rate of eight to ten percent in 2020,” said Bob Greczyn, Tivity Health’s Interim Chief Executive Officer.

“And while the Nutrition segment had a disappointing end to 2019, it remains profitable, and we believe it will continue to generate significant cash flow. Management and our Board of Directors are committed to making the right investments for this business with a focus on innovation, execution, and new advertising strategies to return the business to growth.”

Fourth-Quarter and Fiscal Year 2019 Financial Highlights

Dollars in millions, except per-share data

See pages 11-13 for a reconciliation of non-GAAP financial measures

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2019	2018	2019 (1)	2018

Revenues	$272.8	$153.0	$1,131.2	$606.3
Net Income (Loss)	$(323.1)	$28.5	$(286.8)	$98.8
Adjusted EBITDA	$55.5	$37.0	$222.1	$142.2
Adjusted EBITDA Margin	20.3%	24.2%	19.6%	23.4%
(Basic) Diluted Earnings (Loss) Per Share	$(6.69)	$0.67	$(6.17)	$2.27
Adjusted Earnings Per Share	$0.40	$0.73	$2.02	$2.34
Cash Flows from Operating Activities	$(2.5)	$34.2	$82.3	$108.7
Free Cash Flow	$(11.9)	$31.6	$57.6	$99.7
(1)Includes results from the Nutrition segment since its acquisition on March 8, 2019 forward.

TVTY Reports Fourth-Quarter Results

February 19, 2020

Total revenues in the fourth quarter of $272.8 million increased $119.8 million, or 78%, compared to the fourth quarter of 2018 driven by the addition of Nutrition segment revenues of $113.7 million and an increase in Healthcare segment revenues of $6.0 million.

Net loss in the fourth quarter of $(323.1) million included a non-cash impairment charge of $(377.1) million in the Nutrition segment.  In connection with its annual impairment test, the Company concluded that the fair values of both goodwill and the Nutrisystem tradename were below their carrying amounts.  As a result, the Company recorded non-cash impairment charges to lower the carrying amount of goodwill and the Nutrisystem tradename by $(137.1) million and $(240.0) million, respectively. These impairment losses primarily resulted from a reduction in the Company’s long-term forecast for the Nutrition segment.  The Company does not expect the impairment charge to have an impact on future operations, or affect its liquidity, cash flows from operating activities, or compliance with the financial covenants in its credit agreement.  In addition, the Company recorded a purchase accounting measurement period adjustment to accelerate amortization of the customer list intangible asset to more closely align with the estimated economic benefit.  When compared to the Company’s guidance for 2019, this acceleration resulted in incremental amortization expense of $17.4 million for 2019.

Adjusted EBITDA was $55.5 million and $222.1 million for the fourth quarter and fiscal year 2019, respectively.  The Company benefited from cost synergies realized of $5.4 million during the fourth quarter and $9.8 million during the fiscal year.  The Company remains on track to deliver on its stated cost synergy and integration goals.

Segment Results

Healthcare Segment

Dollars in millions

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Healthcare Revenues	$159.1	$153.0	$633.1	$606.3
Healthcare Adjusted EBITDA	$41.6	$37.0	$142.6	$142.2
Healthcare Adjusted EBITDA Margin	26.1%	24.2%	22.5%	23.4%

Fourth quarter revenues in the Healthcare segment increased by $6.0 million in 2019 compared to the fourth quarter of 2018, primarily as a result of an increase in Prime Fitness revenue driven by an increase in average subscribers as well as the addition of our new Walmart business, while SilverSneakers revenue was relatively flat.  Annual revenues in the Healthcare segment increased by $26.8 million in 2019 compared to 2018, primarily as a result of 1) an increase in Prime Fitness revenue driven by an increase in average subscribers as noted above and 2) a net increase in SilverSneakers revenue despite a decrease in the number of eligible lives, primarily due to an increase in revenue-generating visits.

Adjusted EBITDA for the Healthcare segment in the fourth quarter of 2019 benefited from $1.7 million of cost synergies compared to the fourth quarter of 2018.  The $2.8 million beneficial impact of cost synergies for the full year was primarily offset by an increase in cost per visit, as well as a higher number of average visits per member per month in 2019 compared to 2018.

TVTY Reports Fourth-Quarter Results

February 19, 2020

Nutrition Segment

Dollars in millions

	Three Months Ended	Fiscal Year 2019	Nutrisystem, Inc. 2019 Prior to Acquisition
	December 31, 2019	(3/8/19 – 12/31/19)	(1/1/19 – 3/7/19) (2)

Nutrition Revenues	$113.7	$498.1	$134.0
Nutrition Adjusted EBITDA	$13.9	$79.6	($8.3)
Nutrition Adjusted EBITDA Margin	12.2%	16.0%	(6.2%)

(2) Reflects results from January 1, 2019 through March 7, 2019, prior to the Company’s acquisition of Nutrisystem on March 8, 2019.  These results are excluded from the Company’s reported results for fiscal year 2019.  Adjusted EBITDA for the period January 1, 2019 through March 7, 2019 excludes $17.1 million of acquisition, integration, and project costs.

Revenues in the Nutrition segment were $113.7 million for the fourth quarter and $498.1 million for the fiscal year since acquisition.  Fiscal year 2019 adjusted EBITDA for the Nutrition segment was $79.6 million, which benefited from the timing of certain expenses in relation to the acquisition date of March 8, 2019 as reflected in the table above.  Adjusted EBITDA includes $3.7 million and $7.0 million of benefits from cost synergies for the fourth quarter and fiscal year 2019, respectively.

2020 Financial Guidance

Tivity Health announced today the following financial guidance for the first quarter and full year 2020.  Guidance includes cost synergy benefits related to the Nutrisystem acquisition, which is how we plan to report the results of future quarters.

Dollars in millions, except per-share data

	Three Months Ended	Twelve Months Ended
	March 31, 2020	December 31, 2020

Revenues	$335 - $350	$1,243 - $1,285
Healthcare Revenues	$170 - $175	$683 - $695
Nutrition Revenues	$165 - $175	$560 - $590
Adjusted EBITDA (3)	$16 - $22	$190 - $205
Healthcare Adjusted EBITDA (3)	$25 - $28	$140 - $145
Nutrition Adjusted EBITDA (3)	$(9) - $(6)	$50 - $60
Amortization Expense		Approximately $28
Depreciation Expense		$25 - $28
Interest Expense		$80 - $85
Effective Tax Rate		26% - 27%
Weighted Average Diluted Shares Outstanding		49 million
Free Cash Flow (4)		$60 - $75
Capital Expenditures		$25 - $30

(3)  Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, restructuring expense, acquisition, integration, and project costs, and CEO transition expenses.

(4)  Free Cash Flow includes the estimated impact of cash paid for restructuring, acquisition, integration, and project costs, and CEO transition expenses.

TVTY Reports Fourth-Quarter Results

February 19, 2020

With respect to adjusted EBITDA guidance for 2020, certain items that affect net income on a GAAP basis, such as restructuring expense, acquisition, integration, and project costs, and CEO transition expenses, cannot be reasonably predicted at this time, and the Company is unable to quantify such amounts (some of which may be non-cash) that would be required to be included in the comparable forecasted GAAP measures without unreasonable effort. As such, the Company is unable to provide a reasonable estimate of net income on a GAAP basis, or a corresponding reconciliation of adjusted EBITDA to net income.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers and referencing code 6498273 or over the Internet by going to www.tivityhealth.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 6498273, and the replay will also be available on the Company's website for the next 12 months.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Nutrisystem®, Prime® Fitness, Wisely WellTM, South Beach Diet®, and WholeHealth Living®.  We are actively addressing the social determinants of health, defined as the conditions in which we work, live and play. From improving health outcomes to reversing the narrative on inactivity, food insecurity, social isolation and loneliness, we are making a difference and are transforming the way we do health. Learn more at TivityHealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 11-13. Certain of the non-GAAP measures included in this press release are forward-looking, and reconciliations of these forward-looking non-GAAP financial measures (including adjusted EBITDA guidance) to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the financial impact of certain items.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, the Company’s financial guidance and statements regarding its future financial performance. Readers of this press release should understand that these statements are not guarantees

TVTY Reports Fourth-Quarter Results

February 19, 2020

of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the risk that expected benefits, synergies and growth opportunities of the Company’s acquisition of Nutrisystem may not be achieved in a timely manner or at all; the Company’s ability to successfully integrate Nutrisystem's business or any other new or acquired businesses, services, technologies, solutions, or products into the Company’s business and to accurately forecast the related costs; the risk that the significant indebtedness incurred in connection with the Company’s acquisition of Nutrisystem may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; the risks associated with changes in macroeconomic conditions, geopolitical turmoil and the continuing threat of domestic or international terrorism; the impact of any additional impairment of the Company’s goodwill, intangible assets, or other long-term assets; the risks associated with the potential failures of the Company’s information systems; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or Company information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate the Company’s cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, as well as privacy and security laws; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the effectiveness of the reorganization of the Company’s business and its ability to realize the anticipated benefits thereof; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, including any claims related to intellectual property rights; the Company’s ability to enforce its intellectual property rights; the risks associated with deriving a significant concentration of the Company’s revenues from a limited number of its Healthcare segment customers, many of whom are health plans; the Company’s ability and/or the ability of its Healthcare segment customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with the Company’s Healthcare segment customers and/or its partner locations under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; reduction in Medicare Advantage health plan reimbursement rates or changes in plan designs; the ability of the Company’s Healthcare segment customers to maintain the number of covered lives enrolled in the plans during the terms of the Company’s agreements; the impact of severe or adverse weather conditions and the potential emergence of a health pandemic or an infectious disease outbreak on member participation in the Company’s Healthcare segment programs; the impact of healthcare reform on the Company’s business; the effectiveness of the Company’s

TVTY Reports Fourth-Quarter Results

February 19, 2020

marketing and advertising programs; loss, or disruption in the business, of any of the Company’s food suppliers or its fulfillment provider, or disruptions in the shipping of the Company’s food products for its Nutrition segment; the impact of any claims that the Company’s Nutrition segment personnel are unqualified to provide proper weight loss advice; the impact of health or advertising related claims by the Company’s Nutrition segment customers; competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; loss of any of the Company’s Nutrition segment third-party retailer agreements and any obligations associated with such loss, or a reduction of orders for Company products by any such third-party retailers or reduced promotion by such third-party retailers of Company products; the Company’s ability to continue to develop innovative weight loss and nutrition programs and enhance its existing programs, or the failure of the Company’s programs to continue to appeal to the market; the impact of claims from the Company’s Nutrition segment competitors regarding advertising or other marketing practices; the Company’s ability to develop and commercially introduce new products and services; the Company’s ability to receive referrals from existing Nutrition segment customers, a decline in which could adversely impact customer acquisition costs; failure to attract or negative publicity with respect to any of the Company’s spokespersons; the Company’s ability to anticipate change and respond to emerging trends for customer preferences and the impact of the same on demand for the Company’s services and products; negative publicity with respect to the weight loss industry; the impact of increased governmental regulation on the Company’s Nutrition segment; claims arising from the sale of ingested products; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

TVTY Reports Fourth-Quarter Results

February 19, 2020

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$2,486	$1,933
Accounts receivable, net	97,596	67,139
Inventories	36,407	274
Prepaid expenses	18,255	3,381
Income taxes receivable	—	720
Other current assets	6,993	4,658
Total current assets	161,737	78,105

Property and equipment, net of accumulated depreciation of $42,510 and $30,711 respectively	52,909	16,341
Right-of-use assets	43,198	—
Intangible assets, net	689,686	29,049
Goodwill, net	654,635	334,680
Other assets	23,740	23,904
Total assets	$1,625,905	$482,079

Current liabilities:
Accounts payable	$46,480	$29,103
Accrued salaries and benefits	13,071	6,512
Accrued liabilities	56,068	42,563
Deferred revenue	12,037	582
Current portion of debt	—	57
Current portion of lease liabilities	13,755	—
Current portion of long-term liabilities	4,947	2,255
Total current liabilities	146,358	81,072

Long-term debt	1,048,127	30,589
Long-term lease liabilities	31,401	—
Long-term deferred tax liability	160,846	319
Other long-term liabilities	12,263	1,098

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none Outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 48,156,786 and 41,049,418 shares outstanding, respectively	48	41
Additional paid-in capital	504,419	347,487
Retained earnings	(237,284)	49,655
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(12,091)	—
Total stockholders' equity	226,910	369,001
Total liabilities and stockholders' equity	$1,625,905	$482,079

TVTY Reports Fourth-Quarter Results

February 19, 2020

TIVITY HEALTH, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenues	$272,789	$153,037	$1,131,157	$606,299
Cost of revenue (exclusive of depreciation and amortization of $26,667, $1,069, $43,908, and $4,109, respectively, included below)	164,320	104,842	678,057	418,333
Marketing expenses	32,536	3,547	158,006	14,417
Selling, general & administrative expenses	26,230	10,941	110,038	35,077
Depreciation and amortization	28,409	1,206	50,775	4,667
Impairment loss	377,100	—	377,100	—
Restructuring and related charges	2,799	—	7,024	124
Operating income (loss)	(358,605)	32,501	(249,843)	133,681

Interest expense	22,232	784	76,566	8,733
Income (loss) before income taxes	(380,837)	31,717	(326,409)	124,948

Income tax expense (benefit)	(57,745)	3,191	(39,588)	27,046
Income (loss) from continuing operations	(323,092)	28,526	(286,821)	97,902

Income from discontinued operations, net of income tax	—	—	—	901
Net income (loss)	(323,092)	28,526	(286,821)	98,803

Earnings (loss) per share - basic:
Continuing operations	$(6.69)	$0.70	$(6.17)	$2.44
Discontinued operations	$—	$—	$—	$0.02
Net income (1)	$(6.69)	$0.70	$(6.17)	$2.47

Earnings (loss) per share - diluted: (2)
Continuing operations	$(6.69)	$0.67	$(6.17)	$2.27
Discontinued operations	$—	$—	$—	$0.02
Net income	$(6.69)	$0.67	$(6.17)	$2.29

Comprehensive income (loss)	$(319,108)	$28,526	$(298,912)	$98,803

Weighted average common shares
and equivalents:
Basic	48,298	40,611	46,509	40,078
Diluted (2)	48,298	42,586	46,509	43,073

(1)Figures may not add due to rounding.
(2)The impact of potentially dilutive securities for the three and twelve months ended December 31, 2019 was not considered because the impact would be anti-dilutive.

TVTY Reports Fourth-Quarter Results

February 19, 2020

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Income from continuing operations	$(286,821)	$97,902
Income from discontinued operations	—	901
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	50,775	4,667
Amortization and write-off of deferred loan costs	4,487	1,152
Amortization of debt discount	3,711	4,140
Share-based employee compensation expense	18,832	6,097
Impairment of intangible assets	377,100	—
Gain on sale of MeYou Health	—	(1,416)
Loss on sale of TPHS business	—	112
Deferred income taxes	(52,076)	25,485
Increase in accounts receivable, net	(8,283)	(12,311)
Decrease in inventory	2,087	—
(Increase) decrease in other current assets	(426)	1,610
Decrease in accounts payable	(10,052)	(95)
Increase (decrease) in accrued salaries and benefits	3,608	(10,314)
Decrease in other current liabilities	(21,495)	(11,802)
Decrease in deferred revenue	(1,198)	—
Other	2,056	2,611
Net cash flows provided by operating activities	$82,305	$108,739

Cash flows from investing activities:
Acquisition of property and equipment	$(24,713)	$(9,053)
Proceeds from sale of MeYou Health	—	1,416
Business acquisitions, net of cash acquired	(1,062,818)	—
Net cash flows used in investing activities	$(1,087,531)	$(7,637)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$1,611,970	$253,425
Payments of long-term debt	(574,329)	(373,536)
Proceeds from settlement of cash convertible notes hedges	—	141,246
Payments related to settlement of cash conversion derivative	—	(141,246)
Payments related to tax withholding for share-based compensation	(4,733)	(9,762)
Exercise of stock options	989	1,910
Deferred loan costs	(30,189)	—
Principal payments related to finance leases	(274)	—
Change in cash overdraft and other	2,357	410
Net cash flows provided by (used in) financing activities	$1,005,791	$(127,553)

Effect of exchange rate changes on cash	$(12)	$(56)
Less: net (decrease) increase in discontinued operations cash and cash equivalents	—	—
Net increase (decrease) in cash and cash equivalents	$553	$(26,507)

Cash and cash equivalents, beginning of period	1,933	28,440
Cash and cash equivalents, end of period	$2,486	$1,933

TVTY Reports Fourth-Quarter Results

February 19, 2020

TIVITY HEALTH, INC.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2019			Fiscal Year Ended December 31, 2019
	Healthcare	Nutrition	Total	Healthcare	Nutrition	Total

Revenues	$159,080	$113,709	$272,789	$633,066	$498,091	$1,131,157

Adjusted EBITDA	$41,574	$13,890	$55,464	$142,561	$79,563	$222,124
Acquisition, integration, and project costs			$5,761			$37,068
Impairment loss			377,100			377,100
Restructuring and related charges			2,799			7,024
Interest expense			22,232			76,566
Depreciation and amortization			28,409			50,775
Income (loss) before income taxes			$(380,837)			$(326,409)

TVTY Reports Fourth-Quarter Results

February 19, 2020

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA, Non-GAAP Basis

to Income from Continuing Operations, GAAP Basis (in thousands)

	Three Months Ended December 31, 2019	% of Revenue	Three Months Ended December 31, 2018	% of Revenue
Adjusted EBITDA, non-GAAP basis (1)	$55,464	20.3%	$36,976	24.2%
Acquisition, integration, and project costs (2)	(5,761)		(3,269)
Restructuring charges (3)	(2,799)		—
Impairment loss (4)	(377,100)		—
EBITDA, non-GAAP basis (5)	$(330,196)		$33,307
Depreciation and amortization	(28,409)		(1,206)
Interest expense	(22,232)		(784)
Income tax (expense) benefit	57,745		(3,191)
Income from continuing operations, GAAP basis	$(323,092)		$28,526

	Fiscal Year Ended December 31, 2019	% of Revenue	Fiscal Year Ended December 31, 2018	% of Revenue
Adjusted EBITDA, non-GAAP basis (1)	$222,124	19.6%	$142,168	23.4%
Acquisition, integration, and project costs (2)	(37,068)		(3,696)
Restructuring charges (3)	(7,024)		(124)
Impairment loss (4)	(377,100)		—
EBITDA, non-GAAP basis (5)	$(199,068)		$138,348
Depreciation and amortization	(50,775)		(4,667)
Interest expense	(76,566)		(8,733)
Income tax (expense) benefit	39,588		(27,046)
Income from continuing operations, GAAP basis	$(286,821)		$97,902

(1)

Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes acquisition, integration, and project costs, restructuring charges, and impairment loss from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)

Acquisition, integration, and project costs consists of pre-tax charges of $5,761 and $3,269 for the three months ended December 31, 2019 and 2018, respectively, and $37,068 and $3,696 for the fiscal years ended December 31, 2019 and 2018, respectively, incurred in connection with the acquisition and integration of Nutrisystem and other strategic projects.

(3)

Restructuring charges consists of pre-tax charges of $2,799 and $0 for the three months ended December 31, 2019 and 2018, respectively, and $7,024 and $124 for the fiscal years ended December 31, 2019 and 2018, respectively, primarily related to a restructuring of corporate support infrastructure and of executive leadership.

(4)

Impairment loss consists of pre-tax charges of $240,000 and $137,100 for the three and twelve months ended December 31, 2019 related to an impairment of the Nutrisystem tradename and goodwill allocated to the Nutrition segment, respectively.

(5)	EBITDA is a non-GAAP financial measure. The Company believes it is useful to investors to provide disclosures of its

TVTY Reports Fourth-Quarter Results

February 19, 2020

operating results and guidance on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

Reconciliation of Free Cash Flow, Non-GAAP Basis

to Net Cash Flows Provided by Operating Activities, GAAP Basis (in thousands)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Free cash flow, non-GAAP basis (6)	$(11,877)	$31,615	$57,592	$99,686
Acquisition of property and equipment	9,359	2,597	24,713	9,053
Net cash flows provided by operations, GAAP basis	$(2,518)	$34,212	$82,305	$108,739

(6)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Free Cash Flow Guidance, Non-GAAP Basis

to Net Cash Flows Provided by Operating Activities Guidance, GAAP Basis (in millions)

Fiscal Year Ending December 31, 2020
Free cash flow guidance, non-GAAP basis (7)	$60 - 75
Acquisition of property and equipment guidance	25 - 30
Net cash flows provided by operations guidance, GAAP basis	$85 - 105

(7)

Free cash flow guidance is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results and guidance on the same basis as that used by management.  You should not consider free cash flow guidance in isolation or as a substitute for net cash flows provided by operating activities guidance determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

TVTY Reports Fourth-Quarter Results

February 19, 2020

Reconciliation of Adjusted Earnings Per Share (“EPS”), Non-GAAP Basis

to EPS, GAAP Basis (footnote amounts in thousands)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Adjusted EPS, non-GAAP basis (8)	$0.40	$0.73	$2.02	$2.34
Net loss attributable to acquisition, integration, proiect, and restructuring costs (9) (14)	(0.13)	(0.06)	(0.71)	(0.06)
Net loss attributable to impairment loss (10) (14)	(6.61)	—	(6.86)	—
Net loss attributable to amortization of intangible assets (11) (14)	(0.34)	—	(0.52)	—
Loss attributable to tax adjustments (12) (14)	(0.01)	—	(0.11)	—
EPS, GAAP basis (13) (14)	$(6.69)	$0.67	$(6.17)	$2.27

(8)

Adjusted EPS is a non-GAAP financial measure.  The Company excludes net loss attributable to acquisition, integration, project, and restructuring costs, impairment loss, amortization of intangible assets, and tax adjustments from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(9)

Net loss attributable to acquisition, integration, project, and restructuring costs consists of pre-tax charges of $8,560 and $3,269 for the three months ended December 31, 2019 and 2018, respectively, and $44,092 and $3,820 for the fiscal year ended December 31, 2019 and 2018, respectively.  These costs primarily related to the acquisition and integration of Nutrisystem and other strategic projects, as well as a restructuring of our corporate support infrastructure and executive leadership. The tax rates applied to these charges were 25% in 2019 and 26.53% in 2018, which represented the combined estimated U.S. federal and state statutory tax rate.

(10)

Net loss attributable to impairment loss consists of pre-tax charges totaling $377,100 for the three and twelve months ended December 31, 2019 related to an impairment of the Nutrisystem tradename and goodwill allocated to the Nutrition segment.  Of this amount, $240,096 is a temporary difference with a corresponding deferred tax liability established in purchase accounting.  The tax benefit rate applied to the temporary portion of the charge was 24.1%, which represented the combined estimated U.S. federal and state statutory tax rate for the Nutrition segment.  No tax benefit is recorded for the permanent portion of the charge.

(11)

Net loss attributable to amortization of intangible assets consists of pre-tax charges of $22,024 and $32,363 for the three and twelve months ended December 31, 2019, respectively, related to the amortization of certain definite-lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to these expenses was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(12)

Loss attributable to tax adjustments represents the estimated impact on the Company’s effective tax rate for the three months and twelve months ended December 31, 2019 arising from both the revaluation of deferred tax assets and the impact of certain nondeductible expenses related to the acquisition of Nutrisystem.

(13)

Figures may not add due to rounding and due to the exclusion of potentially dilutive securities when calculating EPS on a GAAP basis in 2019 and the inclusion of such securities when calculating adjusted EPS in 2019 (see note 14).

(14)	The impact of potentially dilutive securities for the three and twelve months ended December 31, 2019 was not considered because the impact would be anti-dilutive.